Exhibit 14






                           Dated as of April 1, 1998





Mr. Randy O. Rissman
Tiger Electronics Inc.
980 Woodlands Parkway
Vernon Hills, IL 60061

Dear Mr. Rissman:

                  Reference is made to the Collateral Promissory Note dated as of March 11, 1991, in the amount of $305,926 made by the undersigned and payable to Tiger Electronics, Inc. (the "Note").

                  This is to set forth our agreement and understanding that the due date of the Note shall be extended to December 31, 1998.

                  If the foregoing is in accordance with your understanding, kindly so indicate by executing this letter in the place provided below.

                                               Very truly yours,


                                                /s/ Alfred R. Kahn
                                                ------------------
                                                Alfred R. Kahn


AGREED:

TIGER ELECTRONICS, INC.



By  /s/ Randy O. Rissman
   ---------------------------
   Randy O. Rissman, President